Exhibit 10.15

CONSULTING SERVICES AGREEMENT

Agreement made as of December 1, 2004 by and between Peru Copper Inc., a Canadian corporation (the “Company”) and Pathway Capital Ltd., of Suite 920, 475 West Georgia Street, Vancouver, British Columbia, V6B 4M9 (“Consultant”).

WITNESSETH:

WHEREAS, the Company wishes to retain Consultant to perform certain consulting services and Consultant is willing to perform such services, upon the terms and conditions of this Agreement, including the payment undertakings of the Company herein contained.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Company and Consultant agree as follows:

1.	RETENTION AND DESCRIPTION OF SERVICES.

Consultant will furnish consulting services and advice relating to the Company’s business or as specifically requested by the Company.

2.	TERM OF AGREEMENT.

Consultant’s services shall be available to the Company from the date of this Agreement until this Agreement is terminated by either party.

3.	WHERE SERVICES ARE TO BE PERFORMED.

Consultant’s services will be performed at such places that are appropriate and are mutually agreed to by the Consultant and the Company.

4.	COMPENSATION.

The Company will pay Consultant’s consulting fee of Cdn$6,000 per month for work performed by Consultant under the Agreement, with payment due by the 10th day of the following month.

5.	REIMBURSEMENT OF EXPENSES.

The Company will reimburse Consultant for all ordinary and necessary business expenses incurred by Consultant in connection with furnishing services under this Agreement. Payment for authorized expenses shall be made on the basis of itemized statements submitted by Consultant and including, whenever possible, actual bills, receipts, or other evidence of expenditures. Consultant will submit such statements periodically, with payment due within 30 days after receipt of each statement.

6.	CONSULTANT AN INDEPENDENT CONTRACTOR.

Consultant will furnish Consultant’s services as an independent contractor and no employee of the Consultant shall be an employee of the Company or of any company affiliated with the Company. Consultant and its employees are not entitled to any benefits afforded to regular employees, or those of the Company’s affiliated companies. If the Company or any of its affiliated companies is required to pay or withhold any taxes or make any other payment with respect to fees payable to Consultant or its employees under this Agreement, Consultant will reimburse the Company or the affiliated company in full for taxes paid, and permit the Company to make deductions for taxes required to be withheld from any sum due Consultant or its employees.

7.	CONSULTANT’S OTHER ACTIVITIES.

During the term of this Agreement, Consultant is free to engage in other independent contracting activities, provided that Consultant does not engage in any such activities which are directly inconsistent with or in material conflict with any provisions hereof, or that so occupy Consultant’s attention as to interfere with the proper and efficient performance of Consultant’s services thereunder.

8.	CONFIDENTIAL INFORMATION.

Consultant will treat as confidential and proprietary any information belonging to the Company or any third parties disclosed to Consultant in the course of Consultant’s services. Consultant agrees to maintain as confidential any non-public information, communication or documentation received by Consultant in connection with Consultant’s work under this Agreement. Consultant further agrees that neither it nor any employees shall use any non-public information to trade in securities of the Company or any other publicly traded company.

9.	INDEMNIFICATION.

The Company shall indemnify the Consultant and its employees against all costs, charges and expenses, including legal fees and expenses and an amount paid to settle an action or satisfy a judgment reasonably incurred by the Consultant in respect of any civil, criminal, administrative, investigative or other proceeding in which it is involved because of its consulting activities for the Company; provided, however, that the Consultant shall not be indemnified for its willful misconduct or gross negligence. This indemnification provision shall be in addition to, and not in lieu of, any other indemnification obligation that the Company may otherwise have to the Consultant or any employee of the Consultant.

10.	TERMINATION OF AGREEMENT BY NOTICE.

Either party may terminate this Agreement upon thirty-days written notice to the other party. If this Agreement is terminated by either party, the Company shall only be liable for payment of consulting fees earned as a result of work actually performed prior to the effective date of the termination, and any monthly fees shall be prorated for the days of the month for which the Agreement was actually in effect.

11.	GOVERNING LAW.

This Agreement is subject to and shall be interpreted in accordance with the laws of British Columbia.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Pathway Capital Ltd.		Peru Copper Inc.

By:	/s/ Marcel de Groot	By:	/s/ Thomas Findley
Its:		Its:	Chief Financial Officer

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